Exhibit 1.1

BGC PARTNERS, INC.

UP TO $300,000,000 OF SHARES

OF CLASS A COMMON STOCK

CONTROLLED EQUITY OFFERINGSM

SALES AGREEMENT

March 9, 2018

CANTOR FITZGERALD & CO.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

BGC PARTNERS, INC., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with CANTOR FITZGERALD & CO. (“CF&Co” and, together with the Company, the “Parties”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co, acting as sales agent, up to $300,000,000 of shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”). The issuance and sale of the Shares through CF&Co will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer and sell any of the Shares.

Simultaneously herewith, the Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” on Form S-3, as defined in Rule 405 under the Securities Act (“Rule 405”), including a base prospectus, with respect to offerings of shares of Class A Common Stock, including the Shares, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement is automatically effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act (“Rule 462(e)”). The Registration Statement contains a prospectus relating to the offering of the Shares pursuant to this Agreement. The Company has furnished to CF&Co, for use by CF&Co, copies of the prospectus included as part of such registration statement. Except where the context otherwise requires, such registration statement, when it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B, or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness and all documents filed as part thereof and all documents or portions thereof incorporated by reference therein, and including any information contained in the Prospectus (as defined below), collectively, are herein called the “Registration Statement,” including all documents or portions thereof incorporated by reference therein, as it may be amended or supplemented from time to time, together with any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), collectively, are herein called the “Prospectus.” Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents or portions thereof incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing with the Commission after the execution hereof of any document or portion thereof deemed to be incorporated by reference therein (such documents or portions thereof incorporated or deemed to be incorporated by reference, collectively, are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement or the Prospectus shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell any of the Shares hereunder (each, a “Placement”), the Company will notify CF&Co by telephonic or e-mail notice (or other method mutually agreed to in writing by the Parties) of the number of the Shares (the “Placement Shares”) requested to be sold or the gross proceeds to be raised in a given period, the period during which sales are requested to be made, any limitation on the number of the Shares that may be sold in any given period, any minimum price below which sales may not be made or any minimum price requested for sales in a given period and any other instructions relevant to such requested sales (a “Placement Notice”), which request shall be confirmed by CF&Co, the form of which confirmation is attached hereto as Schedule 1. Subsequent to any Placement Notice that the Company originates via telephone, it will, within two (2) Trading Days (as defined below), send an e-mail notice confirming such Placement Notice. A Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such Schedule), and shall be addressed to each of the individuals from CF&Co set forth on Schedule 2, as such Schedule 2 may be amended from time to time. A Placement Notice shall be effective unless and until (i) CF&Co declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the date on which all of the Placement Shares have been sold, (iii) the Company suspends or terminates the Placement Notice or sales thereunder, (iv) CF&Co suspends sales thereunder or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any commission to be paid by the Company to CF&Co in connection with the sale of the Placement Shares effected through CF&Co shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any of the Placement Shares unless and until the Company delivers a Placement Notice to CF&Co and CF&Co does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

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3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading practices to sell the Placement Shares in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) next following the Trading Day on which it has made sales of any of the Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales pursuant to Section 2, and the Net Proceeds (as defined below) payable to the Company, with an itemization of any deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds for the Placement Shares that it receives from such sales. CF&Co may sell the Placement Shares hereunder by any method permitted by law deemed to be an “at-the-market” offering, as defined in Rule 415(a)(4) under the Securities Act (“Rule 415(a)(4)”), including sales made directly on or through the NASDAQ Global Select Market (the “Exchange”), any other existing trading market for the Class A Common Stock and/or any other method permitted by Rule 415(a)(4), at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling any of the Placement Shares hereunder, (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading practices to sell such Placement Shares hereunder as required under this Section 3, and (iii) CF&Co shall not purchase Shares on a principal basis pursuant to this Agreement. For the purposes hereof, “Trading Day” means any day on which Class A Common Stock is purchased and sold on the principal market on which the Class A Common Stock is listed or quoted.

4. Suspension of Sales of the Placement Shares. (a) The Company or CF&Co may, upon notice to the other Party in writing (including by e-mail correspondence to each of the individuals from the other Party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to each of the individuals from the other Party set forth on Schedule 2), suspend any offer or sale of any of the Placement Shares; provided, however, that such suspension shall not affect or impair either Party’s obligations with respect to any of the Placement Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2, as such Schedule may be amended from time to time.

(a) Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale of, any of the Placement Shares and, by notice to CF&Co given by telephone (confirmed promptly by verifiable facsimile transmission or e-mail), shall cancel any instructions for the offer or sale of any of the Placement Shares, and CF&Co shall not be obligated to offer or sell any of the Placement Shares, during any period in which the Company is in possession of material, non-public information.

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(b) If the Company wishes to offer or sell any of the Placement Shares during any period in which the Company prohibits purchases or sales of shares of the Class A Common Stock by its officers or directors (whether pursuant to its insider trading policy or otherwise) (each such period, a “Blackout Period”), the Company will, as a condition to the giving or continuation of any Placement Notice, certify in writing to CF&Co that the Company is not in possession of any material, non-public information, which certification shall be deemed to remain in effect during the applicable Blackout Period unless withdrawn by the Company.

5. Settlement.

(a) Settlement of Sales of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement of sales of any of the Placement Shares hereunder will occur on the second (2nd) Trading Day (or such earlier day as is required by Commission rule or industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) CF&Co’s commission for such sales payable by the Company pursuant to Section 2, (ii) any other amounts due and payable by the Company to CF&Co hereunder pursuant to Section 7(g) and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares sold hereunder by crediting CF&Co’s or its designee’s (provided CF&Co shall have given the Company written notice of such designee prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, CF&Co will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver any of the Placement Shares on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 9(a), it will (i) hold CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (A) controls CF&Co within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (B) is controlled by or is under common control with CF&Co (other than the Company and its subsidiaries) (a “CF&Co Affiliate”), harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to CF&Co any commission to which it would otherwise have been entitled absent such default; provided, however, that the Company shall not be obligated to so indemnify and reimburse CF&Co if the Placement Shares are not delivered due to (w) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Exchange; (x) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (y) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (z) any other calamity or crisis or any material change in financial, political or economic conditions in the United States or elsewhere.

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6. Representations and Warranties of the Company. The Company represents and warrants to CF&Co that, as of the date of this Agreement, as of each Representation Date (as defined in Section 7(m)) on which a certificate is required to be delivered pursuant to Section 7(m) and as of the time of each sale of any of the Shares pursuant to this Agreement (each, an “Applicable Time”), as the case may be:

(a) the Registration Statement is effective upon filing under the Securities Act; no stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, no objection to the use of the Registration Statement and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; at the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the Shares in accordance with Rules 456(a) and 457(c) under the Securities Act; the Registration Statement is effective upon filing under Rule 462(e) and any post-effective amendment thereto will become effective upon filing under Rule 462(e); the Registration Statement complied when it became effective, and at each deemed effective date with respect to CF&Co pursuant to Rule 430B(f)(2) under the Securities Act (“Rule 430B(f)(2)”), as the case may be, complies, and at each Settlement Date and any time when the Prospectus, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) will comply, and the Prospectus, and any amendment or supplement thereto, conformed as of their respective dates, conform, and at each Settlement Date and at the time when the Prospectus, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) will conform, in all material respects with the requirements of the Securities Act (including Rule 415 under the Securities Act); the Registration Statement did not at the time of effectiveness, and at each deemed effective date with respect to CF&Co pursuant to Rule 430B(f)(2), as the case may be, does not, and at each Settlement Date and, at the time when the Prospectus, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, did not as of their respective dates, do not, and at each Settlement Date and, any time at which the Prospectus is delivered in connection with any sale of the Shares will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by CF&Co to the Company expressly for use in the Registration Statement or the Prospectus; each Incorporated Document, at the time such document was filed with the Commission, at the times the Prospectus, or any amendment or supplement thereto, was filed with the Commission under Rule 424(b) and at the time the Registration Statement became effective, complied in all material respects with the requirements of the Securities Act and the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Company has not distributed and will not distribute any “prospectus” (within the

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meaning of the Securities Act) or offering material in connection with the offering or sale of the Shares other than the then most recent prospectus and any issuer free writing prospectus (as defined in Rule 433) reviewed and consented to by CF&Co; each issuer free writing prospectus (as defined in Rule 433), as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof, that has not been superseded or modified; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any issuer free writing prospectus in reliance upon and in conformity with information furnished in writing by CF&Co to the Company expressly for use in such issuer free writing prospectus; the Company is eligible to use issuer free writing prospectuses in connection with the offering of the Shares pursuant to Rules 163, 164 and 433 under the Securities Act; any issuer free writing prospectus that the Company is required to file pursuant to Rule 433 has been, or will be, timely filed with the Commission in accordance with the requirements of Rule 433; and each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complied or will comply in all material respects with the requirements of the Securities Act. Any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects;

(b) the authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than for subsequent issuances of shares of the Class A Common Stock or the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), if any, (i) upon conversion of shares of the Class B Common Stock for shares of the Class A Common Stock or exchange of shares of the Class A Common Stock for shares of the Class B Common Stock, (ii) upon vesting, exercise, exchange or conversion of restricted stock units (“RSUs”), options, or other rights to acquire shares of Class A Common Stock issued pursuant to the Company’s Seventh Amended and Restated Long Term Incentive Plan (as may be further amended, the “LTIP”) or any other issuances of shares pursuant to the LTIP, (iii) upon exercise of outstanding warrants or conversion of outstanding convertible securities described in the Registration Statement or the Prospectus, (iv) upon exchange, redemption or purchase of limited partnership interests, or payment of post-termination amounts associated therewith, in BGC Holdings, L.P. (“BGC Holdings”) and/or Newmark Holdings, L.P. (“Newmark Holdings”), (v) pursuant to the Controlled Equity OfferingSM Sales Agreement, dated April 12, 2017, between the Company and CF&Co (the “April 2017 Sales Agreement”), (vi) pursuant to the BGC Partners, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Dividend Reinvestment and Stock Purchase Plan”), (vii) as consideration for or to finance acquisitions and/or investments, or (viii) immaterial issuances); all of the issued and outstanding shares of capital stock, including the Class A Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance, in all material respects, with all federal and state securities laws and were not issued in violation of any preemptive right or similar right; and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Shares;

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(c) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the time of any Placement, the Company was and is a “well known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that automatically became effective not more than three (3) years prior to the date of any Placement; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form;

(d) (i) At the time of filing the Registration Statement and (ii) as of the date of any Placement, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer;

(e) each of the Company and its significant subsidiaries (as defined in Rule 1- 02(w) of Regulation S-X, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, and in the case of a corporation, limited liability company or general partnership or limited partnership is in good standing under the laws of the jurisdiction of its incorporation or formation, and has corporate, limited liability company, general partnership or limited partnership power and authority to own or lease, as the case may be, and operate its properties and to conduct its respective businesses as described in the Registration Statement and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; and attached hereto as Schedule 4 is an accurate and complete list of the Significant Subsidiaries;

(f) each of the Company and its Significant Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualifications are required, whether by reason of the ownership or leasing of property or the conduct of businesses, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Significant Subsidiaries, considered as one entity (any such change, a “Material Adverse Change”). All of the issued and outstanding shares of capital stock, limited liability company interests or general partnership or limited partnership interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable. All such shares, limited liability company interests or general partnership or limited partnership interests, as the case may be, owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. At the date of filing, the Company did not have any Significant Subsidiary not listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K which was required to be so listed;

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(g) the Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and free of preemptive rights and similar rights;

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

(i) the statements in each of the Registration Statement and the Prospectus Supplement under the captions “Description of Capital Stock” and “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Class A Common Stock,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize, in all material respects, the matters referred to therein;

(j) this Agreement has been duly authorized, executed and delivered by the Company;

(k) neither the Company nor any Significant Subsidiary is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, bylaws, limited liability company agreement, certificate or agreement of general or limited partnership, memorandum and articles of association, or other similar organizational documents, as the case may be, of such entity, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”), or (iii) except as set forth in the Registration Statement and the Prospectus, in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Change; the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus (A) have been duly authorized by all necessary corporate action, and will not result in any Default under the articles of incorporation, charter, bylaws, limited liability company agreement, certificate or agreement of limited or general partnership, memorandum and articles of association, or other similar organizational documents, as the case may be, of the Company or any of its Significant Subsidiaries, (B) except as set forth in the Registration Statement and the Prospectus, will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (C) will not result in any

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violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (B) and (C) only, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and applicable state securities or blue sky laws. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf), issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries;

(l) no person, other than CF&Co, has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; and no person has the right, contractual or otherwise, to cause the Company to include in the Registration Statement any shares of Class A Common Stock or shares of any other capital stock or other securities of the Company, except for any such right of any person that has been waived;

(m) except as set forth in the Registration Statement and the Prospectus, to the Company’s knowledge, the Company or its Significant Subsidiaries own or possess a valid right to use all material patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its Significant Subsidiaries in, and material to, the conduct of the Company’s or its Significant Subsidiaries’ businesses as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted; except as set forth in the Registration Statement and the Prospectus, there is no material infringement by third parties of any of the Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, where any such action, suit, proceeding or claim would, individually or in the aggregate, result in a Material Adverse Change;

(n) except as set forth in the Registration Statement and the Prospectus, the Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their

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respective businesses, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which would, individually or in the aggregate, result in a Material Adverse Change;

(o) there are no contracts or documents which are required to be filed as exhibits to the Registration Statement or any Incorporated Documents which have not been so filed as required;

(p) except as set forth in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Significant Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Significant Subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its Significant Subsidiaries, where any such action, suit or proceeding would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement;

(q) each of the Company and its Significant Subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner, or has properly requested extensions of any applicable due dates thereof, and has paid all taxes shown by such returns to be owed by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a failure to make such filings or payments would not result in a Material Adverse Change;

(r) Ernst & Young LLP, which has expressed its opinion with respect to the Company’s audited financial statements included in the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, is and, during the periods covered by its report, was an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and is an independent registered public accounting firm with the Public Company Accounting Oversight Board;

(s) the financial statements together with the related notes thereto included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the respective entity or entities presented therein as of and at the dates indicated and the results of its or their operations and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, as of and at the dates indicated; in addition, if any pro forma financial statements of any entity and the related notes thereto are included in the Registration Statement and the Prospectus, such pro forma

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financial statements and related notes present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; none of the Company or any of its Significant Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not disclosed in the Registration Statement and the Prospectus; and all disclosures included in the Registration Statement or the Prospectus, including any Incorporated Documents, that contain “non-GAAP financial measures” (as defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act and the Exchange Act, to the extent applicable;

(t) except as set forth in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no Material Adverse Change;

(u) the Company is not, and after receipt of payment for the Shares and the application of the net proceeds thereof as contemplated under the caption “Use of Proceeds” in the Registration Statement and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Investment Company Act”);

(v) except as set forth in the Registration Statement and the Prospectus, each of the Company and its Significant Subsidiaries has good and marketable title to all of the properties and assets reflected as owned in the financial statements referred to in Section 6(s) above (or elsewhere in the Registration Statement and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property or assets and do not materially interfere with the use made or proposed to be made of such property by the Company or any Significant Subsidiary; the material real property, improvements, equipment and personal property held under lease by the Company or any of its Significant Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Significant Subsidiary;

(w) except as set forth in the Registration Statement and the Prospectus, the Company maintains effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act;

(x) except as set forth in the Registration Statement and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

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(y) except as set forth in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(z) there is and has been no knowing failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except for such non-compliance which would not result in a Material Adverse Change;

(aa) neither the Company nor any of its Significant Subsidiaries has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(bb) neither the Company nor any of its Significant Subsidiaries or, to the Company’s knowledge, any director, officer, agent or employee of the Company or any of its Significant Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Significant Subsidiaries have conducted their businesses in compliance with the FCPA and, except as set forth in the Registration Statement and the Prospectus, have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

(cc) other than the April 2017 Sales Agreement, the Company is not a party to any agreement with a sales agent or underwriter for any other “at-the-market” offering of Class A Common Stock by the Company;

(dd) the Company and its Significant Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including policies covering material real and personal property owned or leased by the Company and its Significant Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes; all material policies of insurance insuring the Company or any of its

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Significant Subsidiaries or their respective businesses, material assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Significant Subsidiary has been refused any insurance coverage sought or applied for; the Company has no reason to believe that it or any Significant Subsidiary will not be able (i) to renew its existing material insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change;

(ee) (i) the Company and its Significant Subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Significant Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and the Internal Revenue Code (as defined below); (ii) no “reportable event” (as defined under ERISA), other than an event for which the reporting requirement has been waived under regulations issued by the Pension Benefit Guaranty Corporation, has occurred with respect to any pension plan subject to Title IV of ERISA that is established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates (“Pension Plan”); (iii) no Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA exceed the current value of that Pension Plan’s assets, all as determined as of the most recent valuation date for the Pension Plan in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of ERISA; (iv) none of the Company, its Significant Subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (B) Section 4971 or 4975 of the Internal Revenue Code, (C) Section 412 of the Internal Revenue Code as a result of a failure to satisfy the minimum funding standard, or (D) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder; and (v) each “employee benefit plan” established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code, except in the case of each of clauses (i) through (v), which would not have a Material Adverse Change. “ERISA Affiliate” means, with respect to the Company or a Significant Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such Significant Subsidiary is a member;

(ff) except as set forth in the Registration Statement and the Prospectus, the operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations

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thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened; and

(gg) The Company represents that, neither the Company nor any of its Significant Subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (gg), a “Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (as amended, collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of the Ukraine). The Company represents and covenants that, except as detailed in the Registration Statement and the Prospectus, no Entity will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (X) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (Y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company represents and covenants that, except as detailed in the Registration Statement and the Prospectus, no Entity has for the past five years engaged in, is now engaging in, or will engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

7. Covenants of the Company. The Company covenants and agrees with CF&Co that:

(a) Registration Statement Amendments. During any period in which a prospectus relating to any offer and sale of any of the Placement Shares is required to be delivered by CF&Co under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act), (i) the Company will notify CF&Co promptly of the time when any subsequent amendment to the Registration Statement, other than the Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon CF&Co’s request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co’s reasonable judgment, may be necessary or advisable in connection with the offer and sale of the Placement Shares by CF&Co (provided, however, that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares (except for the Incorporated Documents) unless a copy thereof has been submitted to CF&Co a reasonable period of time

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before the filing and CF&Co has not reasonably objected thereto (provided, however, (A) that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co’s right to rely on the representations and warranties made by the Company in this Agreement; (B) that, if CF&Co objects thereto, CF&Co may cease making sales of the Placement Shares pursuant to this Agreement; and (C) that the Company has no obligation to provide CF&Co any advance copy of such filing or to provide CF&Co an opportunity to object to such filing if such filing does not name CF&Co or does not relate to the transactions contemplated hereunder); (iv) the Company will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

(b) Notice of Commission Stop Orders. The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, CF&Co may cease making offers and sales of the Placement Shares under this Agreement.

(c) Subsequent Changes. During any period in which a prospectus relating to any offer and sale of any of the Placement Shares is required to be delivered by CF&Co under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act), the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify CF&Co to suspend the offering of Placement Shares during such period, and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

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(d) Listing of Placement Shares. During any period in which a prospectus relating to any offers and sales of any of the Placement Shares is required to be delivered by CF&Co under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co reasonably requests and to continue such qualifications in effect so long as required for the offer and sale of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a prospectus relating to any offers and sales of any of the Placement Shares hereunder is required to be delivered under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act), including all Incorporated Documents, in each case, as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co’s request, will also furnish copies of such prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than such prospectus) to CF&Co to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement, each prospectus and each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d), including filing fees and any reasonable fees or disbursements of counsel for CF&Co (which fees and disbursements shall not exceed $5,000) in connection therewith, (iv) the printing and delivery to CF&Co of copies of each prospectus and each amendment and supplement thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange and (vi) filing fees and expenses, if any, of the Commission and the Financial Industry Regulatory Authority (“FINRA”).

(h) Use of Proceeds. The Company will use the Net Proceeds as set forth in the Prospectus in the section entitled “Use of Proceeds,” and the Company will not knowingly directly or indirectly use any of the Net Proceeds, or lend, contribute or otherwise make available any of such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any Person currently subject to any Sanctions.

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(i) Notice of Other Sales. During either the pendency of any Placement Notice given hereunder, or any period in which a prospectus relating to any offers and sales of any the Placement Shares hereunder is required to be delivered by CF&Co under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act), the Company shall provide CF&Co notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Class A Common Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Class A Common Stock, or warrants or any rights to purchase or acquire Class A Common Stock; provided, however, that such notice shall not be required in connection with any such offer to sell, contract to sell, grant or other disposition relating to (i) the issuance of shares of Class A Common Stock (A) upon conversion of shares of Class B Common Stock, (B) upon vesting, exercise, exchange or conversion of RSUs, options or other rights to acquire shares of Class A Common Stock issued pursuant to the LTIP or any other issuances of shares pursuant to the LTIP, (C) upon exercise of outstanding warrants or conversion of convertible securities described in the Registration Statement or the Prospectus, (D) upon exchange, redemption or purchase of limited partnership interests, or payment of post-termination amounts associated therewith, in BGC Holdings and/or Newmark Holdings, (E) pursuant to the April 2017 Sales Agreement, (F) pursuant to the Dividend Reinvestment and Stock Purchase Plan, or (G) as consideration for or to finance acquisitions and/or investments, or (ii) the issuance of rights to acquire shares of Class A Common Stock (A) pursuant to the LTIP, (B) in connection with issuances of exchangeable limited partnership interests in BGC Holdings and/or Newmark Holdings, or (C) as consideration for or to finance acquisitions and/or investments.

(j) Change of Circumstances. The Company will, at any time during the term of this Agreement, advise CF&Co promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to CF&Co pursuant to Sections 7(m), 7(n) and 7(o).

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by CF&Co or its agents in connection with the transactions contemplated hereby, including providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as CF&Co may reasonably request.

(l) Required Filings Relating to Sales of Placement Shares. To the extent required under applicable law or under interpretations by the Commission thereof, as promptly as practicable after the close of each of the Company’s fiscal quarters, to prepare a prospectus supplement, which will set forth the number of Shares sold by the Company pursuant to this Agreement, the Net Proceeds and the compensation paid by the Company to CF&Co, in a form previously approved by CF&Co with respect to such sales and to file such prospectus supplement pursuant to Rule 424(b) (and within the time periods required by Rule 424(b) and, if applicable, Rule 430A, 430B or 430C under the Securities Act) and to file any issuer free writing

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prospectus to the extent required by Rule 433; and to provide copies of the Prospectus and such prospectus supplement and any issuer free writing prospectus (to the extent not previously delivered or filed on EDGAR) to CF&Co via e-mail in “.pdf” format on such filing date to an e-mail account designated by CF&Co; and, at CF&Co’s request, to also furnish copies of the Prospectus and such prospectus supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(m) Representation Dates; Certificate. On or prior to the date that the first Placement Shares are sold pursuant to this Agreement and each time the Company (i) files a prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus Supplement relating to the Placement Shares by means of a post-effective amendment or supplement but not by means of Incorporated Documents; (ii) files its annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8- K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Accounting Standards Codification Section 205-20-45) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv), a “Representation Date”), the Company shall furnish CF&Co (but in the case of clause (iv) above only if CF&Co reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell any of the Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell any of the Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or CF&Co sells any of the Placement Shares, the Company shall provide CF&Co with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice or the date on which CF&Co recommences sales of any of the Placement Shares pursuant to a prior Placement Notice, as applicable.

(n) Legal Opinions. On or prior to the date that the first Shares are sold pursuant to this Agreement, the Company shall cause to be furnished to CF&Co the written opinion and statement of Morgan, Lewis & Bockius LLP (as issuer’s counsel to the Company) and the written opinion of Stephen M. Merkel (as general counsel to the Company), substantially similar to the forms attached hereto as Exhibits 7(n)(1) and (2). Thereafter, within five (5) Trading Days after each Representation Date, the Company shall cause to be furnished to CF&Co a written opinion of Morgan, Lewis & Bockius LLP substantially similar to the form attached hereto as Exhibit 7(n)(3), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. The requirement to provide such opinion shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell any of the Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the

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foregoing, if the Company subsequently decides to sell any of the Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with an opinion from Morgan, Lewis & Bockius LLP under this
Section 7(n), then before the Company delivers the Placement Notice or CF&Co sells any of the Placement Shares, the Company shall provide CF&Co with an opinion from Morgan, Lewis & Bockius LLP dated the date of the Placement Notice or the date on which CF&Co recommences sales of any of the Placement Shares pursuant to a prior Placement Notice, as applicable.

(o) Comfort Letter. On or prior to the date that the first Placement Shares are sold pursuant to this Agreement and within seven (7) Trading Days after each Representation Date, each time that the Registration Statement is amended or the Prospectus is supplemented to include additional amended financial information or there is filed with the Commission any Incorporated Document that contains additional amended financial information (other than an earnings release to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8- K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Accounting Standards Codification Section 205-20-45), the Company shall cause its independent registered public accounting firm to furnish CF&Co letters (the “Comfort Letters”), dated the date of such Representation Date, in form and substance satisfactory to CF&Co, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”), and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as then amended or supplemented. The requirement to provide a Comfort Letter under this Section 7(o) shall be waived for any Representation Date occurring during a fiscal quarter during which the Company does not intend to sell any of the Placement Shares prior to the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell any of the Placement Shares following a Representation Date when the Company relied on such waiver and did not provide CF&Co with a Comfort Letter under this Section 7(o), then before the Company delivers the Placement Notice or CF&Co sells any of the Placement Shares, the Company shall provide CF&Co with a Comfort Letter dated the date of the Placement Notice or the date on which CF&Co recommences sales of any of the Placement Shares pursuant to a prior Placement Notice, as applicable.

(p) Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares; provided, however, that private purchases of shares of Class A Common Stock or redemptions of BGC Holdings and/or Newmark Holdings limited partnership interests, or payment of post-termination amounts associated therewith, or purchases of the Company’s RSUs or other rights to acquire shares of Class A Common Stock, shall not be restricted by this Section 7(p).

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(q) Insurance. The Company and its Significant Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(r) Compliance with Laws. The Company and its Significant Subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law in order to conduct their respective businesses as described in the Prospectus, and the Company and each of its Significant Subsidiaries shall conduct their businesses, or cause their respective businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Change. The Company will use reasonable commercial efforts to comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.

(s) Securities Act and Exchange Act. The Company will use its reasonable commercial efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of offers or sales of the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(t) Internal Controls and Procedures. The Company will use reasonable commercial efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) Free Writing Prospectuses. Other than an issuer free writing prospectus approved in advance in writing by CF&Co in its capacity as sales agent hereunder, the Company (including its agents and representatives other than CF&Co in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any issuer free writing prospectus relating to the Placement Shares to be sold by CF&Co as sales agent hereunder.

8. Conditions to CF&Co’s Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

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(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the offer and sale of all of the Placement Shares contemplated to be issued pursuant to any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or other documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Material Misstatement or Omission. CF&Co shall not have advised the Company that the Registration Statement or the Prospectus contains an untrue statement of fact that in CF&Co’s reasonable opinion is material, or omits to state a fact that in CF&Co’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Change, or any development that could reasonably be expected to cause a Material Adverse Change, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinions. CF&Co shall have received the opinions required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinions are required pursuant to Section 7(n).

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(f) Comfort Letter. CF&Co shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(g) Representation Certificate. CF&Co shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(h) No Suspension. Trading in the Class A Common Stock shall not have been suspended on the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may reasonably request. All opinions, certificates, letters and other documents required under this Agreement will be in compliance with the provisions hereof. The Company will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall reasonably request.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424(b) and Rule 433 to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed any required application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

(m) FINRA. If the sale of the Shares pursuant to this Agreement is required to be reviewed by FINRA, CF&Co shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements related to the sale of the Shares pursuant to this Agreement.

9. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees, jointly and severally, to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each CF&Co Affiliate, if any, from and against any and all losses, claims, liabilities, expenses and damages (including the reasonable costs of investigation), as and when incurred, to which CF&Co, or any such other indemnified party, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement

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of a material fact contained in the Registration Statement or the Prospectus, or in any issuer free writing prospectus (as defined in Rule 433), or (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares by CF&Co pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission, or alleged untrue statement or omission, made in reliance on and in conformity with information relating to CF&Co that has been furnished in writing to the Company by CF&Co expressly for inclusion in any document described in clause (a)(i) above. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) CF&Co Indemnification. CF&Co agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (other than CF&Co and its subsidiaries) against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 9(a), as and when incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information relating to CF&Co that has been furnished to the Company by CF&Co expressly for inclusion in any document described in clause 9(a)(i) above. The Company hereby acknowledges and agrees that the only information that CF&Co has furnished to the Company expressly for use in the Registration Statement or the Prospectus, or in any issuer free writing prospectus, are the statements set forth in (A) the third paragraph on the front cover page of the Prospectus concerning the terms of the offering of the Shares and (B) the statements concerning CF&Co contained in the third sentence of the fourth paragraph, the ninth paragraph and the first five sentences of the tenth paragraph under the heading “Plan of Distribution” in the Prospectus.

(c) Procedure. Any indemnified party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party under this Section 9, notify such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it may have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will

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have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or CF&Co, the Company and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and CF&Co, on the other. The relative benefits received by the Company, on the one hand, and CF&Co, on the other, shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (net of commissions to CF&Co but before deducting expenses) received by the Company bear to the total commissions received by CF&Co from the sale of the Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and CF&Co, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such matter. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information

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supplied by the Company or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a Party within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of CF&Co, will have the same rights to contribution as CF&Co, and each director and officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any indemnified party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify the indemnifying party, but the omission to so notify will not relieve such party from any other obligation it may have under this Section 9(d) unless and only to the extent that such failure to so notify such party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement, compromise or consent entered into pursuant to the last sentence of Section 9(c) hereof, no indemnified party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to such Section 9(c).

10. Representations and Warranties to Survive. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of CF&Co, (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) CF&Co shall have the right, by giving notice as hereinafter specified in Section 12, to terminate this Agreement if (i) any Material Adverse Change, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Change, has occurred that, in the reasonable judgment of CF&Co, may materially impair the ability of CF&Co to sell the Placement Shares hereunder; (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, that, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Section 7(m), 7(n), or 7(o), CF&Co’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days after the date such delivery was required; (iii) any other condition of

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CF&Co’s obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in shares of Class A Common Stock or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any Party to any other Party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect notwithstanding such termination.

(b) The Company shall have the right, by giving notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any Party to any other person, except that the provisions of Section 7(g), Section 9, Section 10, Section 12, Section 16 and Section 17 shall remain in full force and effect notwithstanding such termination.

(c) CF&Co shall have the right, by giving ten (10) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any Party to any other person, except that the provisions of Section 7(g), Section 9, Section 10, Section 12, Section 16 and Section 17 shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the earlier to occur of the sale of all of the Shares and March 9, 2021; provided, however, that the provisions of Section 7(g), Section 9, Section 10, Section 12, Section 16 and Section 17 shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Section 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the Parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 12, Section 16 and Section 17 shall remain in full force and effect notwithstanding such termination.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices.

All notices or other communications required or permitted to be given by any Party to the other Party pursuant to the terms of this Agreement shall be in writing and, if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, fax no. (212) 307-3730, Attention: Jeffrey Lumby, and General Counsel, at the same address, fax no. (212) 829-4708, with a copy to Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036, fax no. (212) 479-6275, Attention: Daniel I. Goldberg, Esq. (which shall not constitute notice); or if sent to the Company, shall be delivered to BGC Partners, Inc., 499 Park Avenue, New York, New York 10022, fax no. (212) 829-4708, attention: Stephen M. Merkel, General Counsel, with a copy to Morgan, Lewis & Bockius LLP, 101 Park

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Avenue, New York, New York 10022, fax no. (212) 309-6001, Attention: Christopher T. Jensen, Esq. (which shall not constitute notice). Each Party may change such address and/or facsimile number for notices by sending to the other Party written notice of a new address and/or facsimile number for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (defined below) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and CF&Co and their respective successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the Parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such Party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

14. Adjustments. The Parties acknowledge and agree that all Class A Common Stock share-related numbers contained in this Agreement or in any Placement Notice shall be adjusted to take into account any stock split, stock dividend in shares of Class A Common Stock or similar event effected with respect to the Class A Common Stock.

15. Entire Agreement; Amendment; Severability. Other than the April 2017 Sales Agreement (including all schedules and exhibits attached thereto and Placement Notices (as defined therein) issued pursuant thereto, all of which shall remain in full force and effect pursuant to their terms), this Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by each of the Parties. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such term or provision shall be given force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions hereof shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal

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courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such Party at the address in effect for notices to it under this Agreement and acknowledges and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. Each Party hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) this Agreement is an arm’s-length commercial agreement between the Company, on the one hand, and CF&Co, on the other hand, (b) in connection with the sale of the Shares contemplated hereby and the process leading thereto, CF&Co (as opposed to certain of its officers and employees who are also officers or employees of the Company) is not and has not been acting as the agent or fiduciary of the Company, (c) CF&Co (as opposed to certain of its officers and employees who are also officers or employees of the Company) has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the sale of the Shares contemplated hereby or the process leading thereto (irrespective of whether CF&Co has advised or is currently advising the Company on other matters, including acquisitions, dispositions, and capital raises), and CF&Co (as opposed to certain of its officers and employees who are also officers or employees of the Company) has no obligation to the Company with respect to the sale of the Shares contemplated hereby except the obligations expressly set forth in this Agreement, (d) CF&Co and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) CF&Co has not provided any legal, accounting, regulatory or tax advice with respect to the sale of the Shares contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

19. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one Party to the other Party may be made by facsimile or e-mail transmission.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the understanding the Parties, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Parties as of the date first-above written.

Very truly yours,

BGC PARTNERS, INC.

By:	/s/ Stephen M. Merkel
Name: Stephen M. Merkel
Title: Executive Vice President, General
Counsel and Secretary

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name: Jeffrey Lumby
Title: Senior Managing Director

[SIGNATURE PAGE TO THE CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT BETWEEN

BGC PARTNERS, INC. AND CANTOR FITZGERALD & CO., DATED MARCH 9, 2018]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[●]

Cc:	[●]

To:	[●]

Date:	[●]

Subject:	Controlled Equity OfferingSM — Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Controlled Equity OfferingSM Sales Agreement between BGC Partners, Inc. and Cantor Fitzgerald & Co., dated March 9, 2018 (the “Agreement”), I hereby request on behalf of the Company that CF&Co sell up to [●] Shares pursuant to the following instructions (subject to a per Share gross sales price at least equal to the par value of the Class A Common Stock and subject to any restriction on sales of shares of Class A Common Stock): [to be completed at the time by the Company].

The Company hereby confirms that, as of the date of this Placement Notice, neither the Prospectus, nor any free writing prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Terms used herein have the meanings ascribed to them in the Agreement.

SCHEDULE 2

CANTOR FITZGERALD & CO.

Jeffrey Lumby

Joshua Feldman

With copies to:

CFControlledEquityOffering@cantor.com

(212) 307-3730 (Fax)

BGC PARTNERS, INC.

Howard W. Lutnick

Stephen M. Merkel

Steven R. McMurray

James Ficarro

Paul Pion

(212) 829-4708 (Fax)

SCHEDULE 3

COMPENSATION

CF&Co shall be paid compensation equal to two percent (2.0%) of the gross proceeds from the sale of any Placement Shares pursuant to the terms of the Agreement.

SCHEDULE 4

SIGNIFICANT SUBSIDIARIES

BGC Partners, L.P.
Berkeley Point Capital LLC
BGC USA, L.P.
BGC Global Limited
GFI Group Inc.
GFInet Inc.
Newmark Partners, L.P.
Newmark Group, Inc.
BGC Brokers L.P.
BGC Services (Holdings) LLP
GFI Securities Limited
BGC Holdings, L.P.
Newmark Holdings, L.P.